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                           STOCK RESTRICTION AGREEMENT

              THIS AGREEMENT is made this 11th day of September, 1998, by and between NetZero, Inc., a California corporation (the "Company") and ________ ("Shareholder"). Capitalized terms used but not otherwise defined in this Stock Restriction Agreement shall have the meaning given such terms in the Stock Purchase Agreement (as defined below).

              WHEREAS, the Shareholder is the owner of ________ shares of the Company's Common Stock (the "Shares");

              WHEREAS, as an inducement to and in consideration of the consummation by certain investors of the transactions contemplated by that certain Preferred Stock Purchase Agreement dated on or about the date hereof (the "Stock Purchase Agreement"), Shareholder has agreed to subject fifty percent (50%) of the Shares (the "Unvested Stock") to a repurchase right at cost in favor of the Company on the terms set forth below.

              NOW THEREFORE, IT IS HEREBY AGREED:

              1.  TRANSFER RESTRICTIONS.

                 (a) RESTRICTION ON TRANSFER. Shareholder shall not transfer, assign, encumber or otherwise dispose of any of the Unvested Stock which are subject to the Company's Repurchase Right under Section 2. Such restrictions on transfer, however, shall not be applicable to (i) a gratuitous transfer of Unvested Stock made to the Shareholder's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Shareholder or the Shareholder's spouse or issue, or (ii) a transfer of title to the Unvested Stock effected pursuant to the Shareholder's will or the laws of intestate succession.

                 (b) TRANSFEREE OBLIGATIONS. Each person to whom shares of the Unvested Stock are transferred by means of one of the permitted transfers specified in Section 1(a) must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the Company's Repurchase Right granted hereunder, to the same extent such shares would be so subject if retained by the Shareholder.

                 (c) DEFINITION OF OWNER. For purposes of Section 2 of this Agreement, the term "Owner" shall include the Shareholder and all subsequent holders of the Unvested Stock who derive their chain of ownership through a permitted transfer from the Shareholder in accordance with Section 1(a).

              2. REPURCHASE RIGHT.

                 (a) GRANT. The Company is hereby granted the right (the "Repurchase Right"), exercisable at any time during the sixty (60) day period following the date the Shareholder ceases for any reason to be a Service Provider (as defined herein) to the Company, to repurchase, at a price per share of $.0002 per share (the "Repurchase Price"), up to all or a

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portion of the Unvested Stock as set forth in Section 2(c). For purposes of this Agreement, the Shareholder shall be deemed to be a "Service Provider" to the Company so long as he renders services to the Company or one or more of its parent or subsidiary corporations, whether as an employee or an independent non-employee consultant.

                 (b) EXERCISE OF THE REPURCHASE RIGHT. The Repurchase Right shall be exercisable by written notice delivered to the Owner of the shares to be repurchased prior to the expiration of the applicable sixty (60) day period specified in Section 2(a). The notice shall indicate the number of shares of Unvested Stock to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. If the shares to be repurchased are held in escrow, the Company may effect the repurchase by delivering to the Owner cash or cash equivalents in an amount equal to the Repurchase Price multiplied by the number of shares of Unvested Stock which are to be repurchased either (i) concurrently with the notice referenced above or (ii) on the date specified in the notice, and, upon delivery of such payment, the repurchase of such Unvested Stock shall be deemed completed. If the Owner is in possession of the certificate evidencing the shares to be repurchased, the Owner shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Company the certificates representing the Unvested Stock to be repurchased, each certificate to be properly endorsed for transfer. The Company shall, promptly following receipt of such stock certificates, pay to the Owner an amount equal to the Repurchase Price to be paid for the shares which are to be repurchased.

                 (c) TERMINATION OF THE REPURCHASE RIGHT. The Repurchase Right shall apply to all shares of the Unvested Stock and shall lapse with respect to, and Shareholder shall accordingly acquire a vested interest in, the Unvested Stock in a series of forty-eight (48) successive monthly installments upon Shareholder's completion of each additional month as a Service Provider to the Company over the forty-eight (48) month period measured from September 11, 1998.

                 (d) ADDITIONAL SHARES OR SUBSTITUTED SECURITIES. In the event of any stock dividend, stock split, recapitalization or other change affecting the company's outstanding Common Stock as a class without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend), which is by reason of any such transaction distributed to the Shareholder with respect to the Unvested Stock, shall be immediately subject to the Repurchase Right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of shares of Unvested Stock for all purposes relating to the Repurchase Right, and the Company (or its successors) may require the establishment of an escrow account for any property or money (other than regular cash dividends) distributed with respect to the shares covered by the Repurchase Right in order to facilitate the exercise of such right. Appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Company's capital structure; provided, however, that the aggregate purchase price shall remain the same.

              3. LEGENDS. All certificates representing shares of stock of the Company subject to the provisions of this Agreement shall have endorsed thereon the following legend:

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                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT
          TO THE TERMS AND CONDITIONS OF A CERTAIN STOCK RESTRICTION AGREEMENT WHICH INCLUDES A REPURCHASE RIGHT. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF NETZERO, INC."

              4. ESCROW OF SHARES.

                 (a) ESCROW HOLDER. The Unvested Stock shall be held in escrow by the Secretary of the Company, as escrow holder ("Escrow Holder"), along with an Assignment Separate from Certificate executed by Shareholder in blank in the form attached hereto as Schedule B, until expiration of the Company's Repurchase Right.

                 (b) INSTRUCTIONS TO ESCROW HOLDER. The Escrow Holder is hereby directed to permit the transfer or repurchase of the Unvested Stock only in accordance with this Agreement or instructions signed by the Shareholder and an officer of the Company other than the Shareholder. If the Company's Repurchase Right is exercised, the Escrow Holder is hereby authorized to take all necessary and appropriate action, including, without limitation, the completion and delivery to the Company of Schedule A hereto, to effect the purposes of this Agreement. In the event that further instructions are desired by the Escrow Holder, he or she shall be entitled to rely upon directions executed by an officer of the Company other than the Shareholder. The Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of his or her own judgment. Upon lapse of the Repurchase right, the Escrow Agent shall deliver to the Shareholder all documents, securities or other property belonging to Shareholder, and shall be discharged of all further obligations hereunder.

                 (c) RIGHTS OF SHAREHOLDER. Subject to the terms hereof, the Shareholder shall have all the rights of a shareholder with respect to Unvested Stock while such shares are held in escrow, including without limitation the right to vote the Unvested Stock and receive any cash dividends declared thereon.

              5. MISCELLANEOUS.

                 (a) EFFECTIVENESS. This Stock Restriction Agreement shall be effective only upon the closing of the transactions contemplated by the Stock Purchase Agreement.

                 (b) FURTHER INSTRUMENTS AND ACTIONS. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

                 (c) NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his or her address hereinafter shown below his or her signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

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                 (d) GOVERNING LAW. The Agreement is governed by the internal law of California and shall inure to the benefit of the successors and assigns of the Company and, subject to the restriction on transfer herein set forth, be binding upon the Shareholder, his or her heirs, executors, administrators, guardians, successors and assigns.

                 (e) AMENDMENTS AND WAIVERS. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral. This Agreement may only be amended with the written consent of the parties hereto, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

                 (f) NO WAIVER. The failure of the Company in any instance to exercise the Repurchase Rights granted hereunder shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this agreement or any other agreement between the Company and Shareholder. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

                 (g) ASSIGNMENT. The Company's Repurchase Right may only be assigned if the company is legally or contractually prohibited from exercising the Repurchase Right. In the event the Company does assign the Repurchase Right, the Company shall use its best efforts to ensure that the benefits of the Repurchase Right inure generally to the Company or are shared ratably by all of the Company's shareholders. This provision is intended for the benefit of the Company's shareholders generally and not for Shareholder individually, and may be amended or waived without Shareholder's consent.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       NETZERO, INC.

                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Its:
                                               --------------------------------

                                       Address:
                                               --------------------------------

                                               --------------------------------

                                               --------------------------------

                                       SHAREHOLDER

                                       By:
                                          -------------------------------------
                                          Name:

                                       Address:
                                               --------------------------------

                                               --------------------------------

                                               --------------------------------

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                                   SCHEDULE A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

              FOR VALUE RECEIVED, I ________________, hereby sell, assign and transfer unto __________________ (______________) shares of the Common Stock of NETZERO, INC., standing in my name on the books of said corporation represented by Certificate No. ___ herewith and do hereby irrevocably constitute and appoints ______________________ to transfer said stock on the books of the within-named corporation with full power of substitution in the premises.


                                       Signature:

                                       ----------------------------------------


              This Assignment Separate from Certificate was executed in conjunction with the terms of a Stock Restriction Agreement between the above assignor and NETZERO, INC., dated September __, 1998 and shall not be used in any manner except as provided in such Agreement.